GUERITE ADVISORS LLC
                                 CODE OF ETHICS

                                DECEMBER __, 2006

                                  INTRODUCTION

     Guerite Advisors LLC ("Guerite") has adopted this Code of Ethics ("Code"). This Code pertains to Guerite's investment advisory services to Guerite Funds, a registered management investment company (the "Funds"), and other Guerite clients (together with the Funds, the "Clients"). Guerite has a fiduciary duty to the Clients that requires individuals associated with Guerite to act for the benefit of the Clients. Potential conflicts of interest may arise in connection with the personal trading activities of Guerite personnel. This Code establishes standards and procedures designed to prevent improper personal trading, to identify conflicts of interest, and to provide a means to resolve actual or potential conflicts of interest.

     In addition to its specific prohibitions, this Code prohibits conduct made unlawful under Rule 17j-1 of the Investment Company Act of 1940 (the "1940 Act"). Rule 17j-1 makes it unlawful for a person to take the following actions in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by the Funds:

     1.   To employ any device, scheme, or artifice to defraud a Client;

     2. To make any untrue statement of a material statement to the Funds or omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;

     3. To engage in any act, practice, or course of business that operates, or would operate, as a fraud or deceit on the Funds; or

     4.   To engage in any manipulative practice with respect to the Funds.

     Guerite requires that its personnel adhere to this Code as a basic condition of employment at Guerite. If you have any questions about the propriety of any activity, you should consult with the Compliance Officer or other responsible Guerite personnel.

SECTION 1. DEFINITIONS

     All terms defined by reference to Rule 17j-1 shall have the same meaning as they have in the Rule and the 1940 Act and shall be interpreted as modified by or interpreted by orders of the Securities and Exchange Commission (the "Commission"), by rules, regulations, or releases adopted, or issued, by the Commission, or other interpretative releases or letters issued by the Commission or its staff.

     (a) ACCESS PERSON includes any director, officer, general partner or Advisory Person of Guerite.

     (b)  ADVISORY PERSON has the same meaning as in Rule 17j-1 and includes:

          (i) any employee of Guerite (or of any company in a Control relationship to Guerite) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

          (ii) any natural person in a Control relationship to Guerite who obtains information concerning recommendations made with regard to the purchase or sale of Covered Securities.

     (c) BENEFICIAL OWNERSHIP has the same meaning as in Rule 16a-1(a)(2) for the purposes of Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"). Generally, a person is considered the beneficial owner of securities if the person has a pecuniary interest in the securities and includes securities held by members of the person's immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such securities benefits substantially equivalent to those of ownership.

     (d) COMPLIANCE OFFICER is the person or persons appointed by Guerite to approve and to review any transaction by an Access Person or Investment Personnel as required by this Code and to review reports required to be filed by Access Persons under this Code.

     (e) CONTROL has the same meaning as in Section 2(a)(9) of the 1940 Act and generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     (f) COVERED SECURITY is a security as defined in section 2(a)(36) of the 1940 Act and includes any option written to purchase or sell a security, but does not include:

          (i)  direct obligations of the United States Government;

          (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

          (iii)shares issued by any open-end investment company (other than the Funds and exchange-traded funds).

     (g) INITIAL PUBLIC OFFERING has the same meaning as in Rule 17j-1 and is an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the 1934 Act.

     (h) INVESTMENT PERSONNEL has the same meaning as in Rule 17j-1 and includes:

          (i) any employee of Guerite (or of any company in a Control relationship to Guerite) who, in connection with his or her regular functions or duties, makes, or participates in making recommendations, regarding the purchase or sale of securities by or on behalf of a Client; and

          (ii) any  natural   person  who  Controls   Guerite  and  who  obtains
               information   concerning   recommendations   made  regarding  the
               purchase or sale of securities by or on behalf of a Client.

     (i) LIMITED OFFERING has the same meaning as in Rule 17j-1 and is an offering that is exempt from registration under Sections 4(2) or 4(6) or under rules 504, 505, or 506 under 1933 Act.

SECTION 2. POLICIES

     (a) GENERAL. It is the policy of Guerite that no Access Person shall engage in any act, practice, or course of conduct that would violate this Code. Each Access Person has the responsibility of ensuring that all personal trading and other professional activities comply with the policies in this Code.

     (b) ACCESS PERSON TRANSACTIONS. An Access Person must wait one full business day after the last purchase or sale of a Covered Security for any Client before engaging in a personal trade in the same security. Before executing any transaction in a Covered Security, the Access Person must verify with the applicable Compliance Officer that no trading in the security has either occurred on the previous business day or is anticipated during the next business day. This paragraph (b) is not applicable to transactions for a Client account that is a private investment partnership or company, regardless of whether or not Access Persons have any Beneficial Ownership in such Client;
          provided that such transactions are not effected on a basis more favorable than those of other clients, including the Funds.

     (c) EXEMPTED TRANSACTIONS. The prohibitions of paragraph (b) of this section shall not apply to the following transactions:

          (i) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

          (ii) purchases or sales that are nonvolitional on the part of the Access Person;

          (iii)purchases that are part of an automatic dividend reinvestment plan;

          (iv) purchases or sales of a stock index futures contract or an option on such a futures contract or stock index;

          (v) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          (vi) sales effected pursuant to a tender offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities;

          (vii) purchases or sales receiving prior approval in writing from the Compliance Officer(a) as only remotely potentially harmful to Clients because they would be very unlikely to have a material effect on prevailing market prices or because they clearly are not economically related to the securities to be purchased or sold or held by a Client or (b) as not representing any danger of the abuses proscribed by Rule 17j-1 under the 1940 Act; and

          (viii) purchases or sales of Covered Securities that are not eligible for purchase or sale by Clients.

     (d) PRIOR APPROVAL OF CERTAIN TRANSACTIONS BY INVESTMENT PERSONNEL. No Investment Personnel may directly or indirectly acquire Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering unless the person obtains prior written approval of the transaction from the Compliance Officer ("Prior Approval"). The Compliance Officer may approve the transaction if the Compliance Officer concludes that the transaction would not cause a material conflict of interest with a Client or operate to the detriment or disadvantage of a Client. A request for Prior Approval must be made by completing the Prior Approval Form (in the sample form attached as Exhibit A) and submitting it to the Compliance Officer.

     (e) UNDUE INFLUENCE: DISCLOSURE OF PERSONAL INTEREST. No Access Person shall cause or attempt to cause any Client to purchase, sell, or hold any security in a manner calculated to create any personal benefit to the Access Person. No Access Person shall cause or recommend any securities transaction for a Client without having disclosed to the Compliance Officer his or her interest, if any, in such securities or the issuer thereof, including, without limitation, (i) his or her Beneficial Ownership of any securities of the issuer, (ii) any position with the issuer or its affiliates, (iii) any family member's Beneficial Ownership of any securities of the issuer or position with the issuer or its affiliates of which the Access Person is aware, and
          (iv) any present or proposed business relationship between the issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other hand. The Compliance Officer may approve a transaction of the type described in this paragraph if the Compliance

          Officer concludes that the transaction would not cause a material conflict of interest with a Client or operate to the detriment or disadvantage of a Client.

     (f) CORPORATE OPPORTUNITIES. All Access Persons are expressly prohibited from taking personal advantage of any opportunity properly belonging to a Client.

     (g) CONFIDENTIALITY. Except as required in the normal course of carrying out an Access Person's business responsibilities, Access Persons are prohibited from revealing information relating to the investment intentions or activities of any Client or securities that are being considered for purchase or sale for any Client.

SECTION 3. REPORTING REQUIREMENTS

     These reporting requirements are for the purpose of providing Guerite with appropriate information to determine with reasonable assurance whether Access Persons are observing this Code.

     (a) Unless excepted under paragraph (b) of this section, every Access Person must make the following reports to Guerite. Each report must be dated on the day that the report is submitted to Guerite. An Access Person may include a statement that the information in the report shall not be deemed an admission that the Access Person has Beneficial Ownership of any Covered Security to which the report relates.

          (i) INITIAL HOLDINGS REPORTS. No later than 10 days after a person becomes an Access Person, the Access Person must submit the following information.

               (A) The title, number of shares, and principal amount of each Covered Security in which the Access Person has Beneficial Ownership when the person became an Access Person; and

               (B) As of the date the person became an Access Person, the name of any broker, dealer, or bank which maintains an account in which any Covered Securities of which the Access Person has Beneficial Ownership were held.

          (ii) TRANSACTION REPORTS. All Access Persons are required to file with the Compliance Officer, no later than 10 days after the end of each calendar quarter, a report of all personal transactions in Covered Securities for that quarter. The form attached as Exhibit C shall be used for this purpose. An Access Person need not make these reports if the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer with respect to the Access Person in the required time period, if all of the information required by the form attached as Exhibit B is contained in the broker trade confirmations or account statements or in the records of the Funds or Guerite.

          (iii)ANNUAL HOLDINGS REPORTS. On an annual basis, not later than January 30 of each year, an Access Person shall file with the Compliance Officer, in the form attached as Exhibit C, a certification of compliance with this Code, which report shall also include the following information (current as of a date no more than 30 days before the report is submitted):

               (A) The title, number of shares, and principal amount of each Covered Security in which the Access Person had Beneficial Ownership; and

               (B) The name of any broker, dealer or bank which maintains an account in which any Covered Securities of which the Access Person has Beneficial Ownership are held.

     (b) Exceptions from Reporting Requirements. An Access Person need not make a report under paragraph (a) of this section for transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or Control.

SECTION 4. ADMINISTRATION OF THE CODE

     (a) NOTIFICATION OF ACCESS PERSONS. Guerite shall identify all Access Persons and inform them of this Code and their reporting requirements under this Code. Each Access Person shall be required to acknowledge in writing, in the form attached as Exhibit D, that he or she has received a copy of, has read and fully understands and will comply with, this Code.

     (b) REVIEW AND REPORT TO GUERITE. The Compliance Officer shall review the reports required under this Code and shall report violations of the Code at least quarterly to Guerite and to the Funds.

     (c) SANCTIONS. Upon discovering a violation of this Code, Guerite may impose any sanctions that it deems appropriate, including, among other things, a letter of censure, or suspension or termination of the employment of the violator.

     (d) REPORT TO BOARD. At least annually, Guerite must furnish to the Funds' Board of Trustees a written report that describes any issues arising under the Code, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations.

SECTION 5. MAINTENANCE OF RECORDS

     (a) Guerite shall maintain and cause to be maintained in an easily accessible place a copy of this Code and any other Code that has at any time within the past 5 years been in effect.

     (b)  Guerite also shall maintain and cause to be maintained:

          (i) A record of any violation of this Code and of any action taken as a result of the violation in an easily accessible place for at least 5 years following the end of the fiscal year in which the violation occurred.

          (ii) A copy of each report made by an Access Person for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

          (iii)A record of all persons who, currently or within the past five years, are or were Compliance Officers and Access Persons required to make reports under this Code.

          (iv) A copy of each report made to the Funds' Board of Trustees under this Code for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

          (v) A record of the approval of, and rationale supporting, any direct or indirect acquisition by Investment Personnel of an Initial Public Offering or a Limited Offering for at least five years after the end of the fiscal year in which approval is granted.

EXHIBIT A
---------

                               PRIOR APPROVAL FORM

     I am a person that falls within the category of Investment Personnel in the

Code of Ethics of Guerite Advisors LLC. I plan to invest in [DESCRIBE OFFERING],

which is, under the Code, an [Initial  Public Offering or Limited  Offering,  as

applicable].  As required by the Code,  I  understand  that I must obtain  prior written  approval of this  investment to avoid causing any material  conflict of interest with a Client (as defined in the Code) or detriment or  disadvantage to a Client.  If you conclude  that there is no material  conflict of interest with

Clients  and no  detriment  or  disadvantage  to  Clients  as a  result  of this investment,  please  indicate your prior approval of this  investment by signing below.


                                                     ---------------------
                                                     Title:
                                                     Date:


APPROVAL


---------------------
Compliance Officer
Date:

                                   EXHIBIT B

                     PERSONAL SECURITIES TRANSACTION REPORT


------------------------------------        ------------------------------------
Name (please print)                         Quarter Ending

INSTRUCTIONS: Record all applicable security transactions which are not specifically excepted by the Code of Ethics. To indicate no transactions, the word "NONE" must appear. This form must be returned within 10 calendar days after the close of each quarter.

----------------------------------------------------------------------------------------------------------------------
                                       Number of Shares/
     Date      Purchase/Sale/ Other     Principal Amount        Title of Security      Price     Broker/Dealer/Bank
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

Please disclose below any securities account over which you have a beneficial interest and which was established during the quarter covered by this report.

----------------------------------------------------------------------------------------------------------------------
   Account Registration                      Broker/Dealer/Bank           Account No.         Date Established
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

I acknowledge that the transactions listed above comprise all transactions executed in accounts in which I have a beneficial interest and there are no other transactions in securities in which I had or acquired a beneficial interest (whether or not effected in any brokerage or other account) that are required to be reported.


------------------------------------        ------------------------------------
Signature of Access Person                  Approved

------------------------------------        ------------------------------------
Date of Filing                              Date Approved

                                    EXHIBIT C

                             ANNUAL HOLDINGS REPORT
                                DECEMBER 31, 20__



-------------------------------
Name (please print)

INSTRUCTIONS: Record holdings, as of December 31, 20__, in all securities which are not specifically excepted by the Code of Ethics in which you had any direct or indirect beneficial ownership. This form must be returned by January 30, 20__.

      ---------------------------------------------------------------------
              Title of Security            Number of Shares/ Principal
                                           Amount
      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

Please disclose below any account in which any securities are held for your direct or indirect benefit, as of December 31, 20__.

      ---------------------------------------------------------------------
       Account Registration      Broker/Dealer/Bank        Account Number
      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

By signing below, I certify that the securities and accounts listed above comprise all securities and accounts in which I had any direct or indirect beneficial ownership as of the date listed above. I further certify that I have read and fully understand the Code of Ethics of Guerite Advisors LLC and have complied in all respects with the Code of Ethics.



-------------------------------     -------------------------------
Signature of Access Person          Approved


-------------------------------     -------------------------------
Date of Filing                      Date Approved

                                    EXHIBIT D

                                 CODE OF ETHICS
                            CERTIFICATE OF COMPLIANCE

     As an Access Person as defined in the Code of Ethics of Guerite Advisors LLC adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Code"), I hereby certify that I have received and have read and fully understand the Code, and I recognize that I am subject to the Code. I further certify that I will comply with the requirements of the Code and will disclose and report all personal securities holdings required to be disclosed or reported pursuant to the requirements of the Code.



                                            ------------------------------------
                                            Signature


                                            ------------------------------------
                                            Name (Please Print)


                                            ------------------------------------
                                            Date